Exhibit 10.43
[English translation for reference only]

Factoring Contract for Domestic Trade Agreement with Shishi Branch of Industrial and
Commercial Bank of China (No.: 2009 (Shishi) No. 0532) for RMB10 million

Serial No.: 2009 (Shishi) No. 0532

(Recourse/Non-recourse)

Stamp: Shishi Branch of Industrial and Commercial Bank of China Limited
This copy is proved to be the copy of the original

Special reminder: This Contract is made and entered into by and between the two parties on legal consultation, equality and willingness. The terms and articles represent the true expression of the intention of the two parties. To protect the legal rights of Party B, Party A reminds Party B to pay full attention to the clauses regarding the rights and obligations of each party, especially those in capital letters.

Party A: Shishi Branch of Industrial and Commercial Bank of China Limited

Residence (address): ICBC Tower, Baqi Road, Shishi

Person in charge: Wencong Zhuang

Party B: Guanke (Fujian) Electron Technological Industry Co. Ltd.

Residence (address): Xiaban Industrial Zone, Shuanggou, Meiling Street, Jinjiang

Legal Representative: Tin Man Or

WHEREAS, as a seller, Party B uses the accounts receivable occurring between Party B and its customers to apply to Party A for domestic trade recourse (recourse/non-recourse) factoring service. To specify the responsibilities and comply with credit, Party A and Party B enter into this Contract based on equal consultation and agreement in accordance with the Contract Law of the People’s Republic of China and related laws and regulations.

Article I  Terminology and Definitions

Unless otherwise specified, the definitions for terms used in this Contract shall be as follows:

1.1
Recourse factoring: Party B transfers the accounts receivable incurred from selling commodity, providing service to the customers or from other reasons to Party A, and Party A provides accounts receivable financing and related general financing services to Party B. If the customer fails to make full payment for the accounts receivable within the specified deadline, Party A shall have the right to reclaim the unsatisfied financing amount from Party B in accordance with the specifications in this Contract;

1.2
Non-recourse factoring: Party B transfers the accounts receivable incurred from selling commodity, providing service to the customers or from other reasons to Party A, and Party A provides accounts receivable financing and related general financing services to Party B. If the customer fails to make full payment for the accounts receivable within the specified deadline due to financial or credit reasons, Party A shall not have the right to reclaim the unsatisfied financing amount from Party B;

1.3	Purchase or service contract: Contracts entered into by Party B and the customers, concerning the accounts receivable under this Contract;

1.4
Accounts receivable: The only, specific, designated and exclusive dispute-free lawful creditors’ rights against the customer that Party B transfers to Party A, as incurred based on the true and lawful trading and debtor-creditor relationship between Party B and the customer;

1.5	Actual invoice amount of accounts receivable: The balance after the payment collected by Party B has been deducted from the invoice amount;

1.6	Factoring financed amount: The financed amount for accounts receivable provided by Party A to Party B under this Contract;

1.7
Interest settlement date: For interests only in one payment, the interest settlement date is the day on which the financing amount is granted; for interest payment on a monthly basis, the settlement date shall be the 20th day of each month; for interest payment on a quarterly basis, the settlement date shall be the 20th day of the last month in each quarter;

1.8	Factoring balance: The residual fund after deducting the financing principal, financing interests, overdue penalty and related costs from the actual accounts receivable collected by Party A;

1.9
Factoring account: The designated account that Party B opens under the Contract with Party A for the purposes of collecting accounts receivable, deducting factoring financing principal and interests and payment of factoring balance; the only eligible account for collecting the accounts receivable under this Contract;

1.10	Factoring fee: The fee that Party A have the right to charge Party B for providing Party B with financing and other services under the specifications of this Contract.

Article II Statement and Promises by Party B

2.1
As a legal entity (or an affiliate legally authorized by an legal entity) incorporated in accordance with laws, Party B has valid business license, owns its assets pursuant to the law, and lawfully carry out business operations.

2.2	Party B is capable to perform the rights and obligations under the Contract.

2.3
The signing and execution of this Contract will not violate or contradict with the laws and administrative regulations that Party B shall comply with; executing this Contract will not result in violation by Party B of other contracts that Party B shall comply with, the documents that certify the approval to its incorporation and articles of association.

2.4	All the data that Party B provided to Party A are true, correct and complete, without any concealing, and there is no material debt or contingent debt that should be disclosed to Party A.

2.5
The purchase or service contracts and the corresponding debtor-creditor relationships on which the accounts receivable that Party B transfers to Party A depends shall be true, lawful, valid and dispute-free.

2.6	There shall be no clauses that restrict the transfer of accounts receivable in the purchase or service contracts between Party B and the customer.

2.7
The accounts receivable that Party B transfers to Party A shall have a clear ownership and shall not have any defects; Party B shall have not transferred the accounts receivable to any third party, and have not assigned any pledge and other priority claim for any third party upon the accounts receivable.

2.8
At the time the Contract takes effect, there shall be no litigation, arbitration or other potential material dispute that is raised against Party B or pending and may result in any substantial adverse effects on Party B.

2.9
The updated financial statements provided to Party A shall be prepared in compliance with applicable Chinese law, regulations and accounting standards and completely, truly and fairly reflect the financial situation and performance of Party B at the end the related financial period. After the date of the financial statements thereof, there shall be no material change in the business or financial situation of Party B.

2.10
The factoring account with account No. 1408019819007059357 that Party B opens with Party A (the same as below) shall be used for receiving the corresponding accounts receivable and deducting the factoring financing principal and interest, and without the agreement from Party A, Party B shall not voluntarily draw any amount on the account and shall not give any order to draw any amount on the account. The account shall not be used as internet banking account.

2.11
Party B authorizes Party A to perform regular management and monitoring on the factoring account, including but not limited to check and record the fund income and expenditure on the account, and shall support Party A to check every income on the account.

2.12	Party A shall have the right to directly deduct the corresponding financing principal, interest and related costs if:

(1)	Party B fails to fully pay the due interests on the interest settlement date set forth in the Contract;

(2)	Party B fails to fully pay the due principal on the financed fund settlement date (including the acceleration of maturity declared by Party A);

(3)	The accounts receivable corresponding to the financing is collected early.

2.13
If the amount on the factoring account cannot fully fund the principal and interests corresponding to the factoring financing on the financing fund settlement date, Party A shall have the right to deduct the corresponding amount on any account that Party B opens with Party A or any other branch of Industrial and Commercial Bank of China Limited for collection of total financing fund principal and interests and other due costs. This specification does not apply to non-recourse factoring with the exception that Party A notifies Party B to purchase back the accounts receivable according to specifications set forth in 6.3 of the Contract.

2.14	The purpose of the financing under the Contract is for Working Capital. Party B shall not use the financed funds for other purposes without written consent from Party A.

Article III    Amount and Period of Factoring Financing

3.1
Party B transfers the creditor’s rights for the accounts receivable and related rights to Party A; after the audit and confirmation, Party A shall grant Party B a financing fund totaling RMB 10,000,000.00 (TEN MILLION YUAN ONLY) (when the amount in numbers is inconsistent with the amount in words, the amount in words prevails) based on the sum of the amounts of factoring financing fund (see Appendix for Accounts Receivable Transfer List, and the same for below) corresponding to each accounts receivable invoice under the Contract;

3.2
The period for each factoring financing fund granted by Party A to Party B corresponding to each accounts receivable invoice shall start on the day the fund is granted and end on the date of the repayment of the fund as agreed by Party A and Party B; for details, see the Accounts Receivable Transfer List.

3.3
The actual fund granting date and repayment date shall subject to the records in promissory note. The promissory note is a component of the Contract, and has the same legal effects as the Contract. If the specifications for factoring financing fund amount, time of repayment, etc. recorded in the Accounts Receivable Transfer List differ with those in the promissory note, the promissory note shall prevail.

Article IV    Interest Rates, Interests and Costs of Factoring Financing

4.1	For the interest rates of the factoring financing under the Contract, see Accounts Receivable Transfer List.

4.2	The interest rates of the factoring financing shall be determined according to (1) :

(1)
The three-month Shibor, which is issued on the working day prior to the factoring financing fund granting day, plus 140 base points (BP) (annual interest rate of 3.2114% or monthly interest rate of ‰).

(2)
For interest rates determined based on the base interest rate plus a floating element on the factoring financing fund granting day, wherein the base interest rate shall be the RMB loan interest rate issued by People’s Bank of China for the period and level corresponding to those of the time limit for the financing fund as set forth in 3.2 of the Contract, and the floating element shall be of   / % (up/down/zero).

4.3
If the financing fund interest rate is determined based on the method set forth in 4.2 (2), the following method ( / ) shall be used to respond to any base interest rate adjustment occurred after the granting of the financing fund:

(1)
The interest rate shall be adjusted for each period, and the period shall be on the basis of   /   (1/3/6/12) month(s). The interest rate for the first period shall be determined based on the interest rate of the date on which the financing fund is granted, and the interest rate for the second period shall be determined based on the interest rate of the date corresponding to the end of the first period after the granting of financing fund; other periods shall be determined by the above method. If there is no date in the month in which the adjustment is carried out corresponding to the financing fund granting date, the last day of the month shall be used as the corresponding date. On each interest rate determining date, the financing fund rate shall be adjusted based on the base interest rate valid for the day and the floating element as set forth above, and the interest shall be determined based on the periods separated by adjustment.

(2)
The interest rate shall be adjusted on each June 21 and December 21 after the financing fund granting date and on the basis of the base interest rate valid for the day and the floating element as set forth above.

(3)	The interest rate of the financing fund shall be undergone no adjustment for the whole contract period.

(4)	Others:

4.4
If Party B fails to make the repayment as specified in the Contract when the time for the financing fund is expired, the above interest rate determining method shall still apply to the overdue part of the financing fund.

4.5	In the event that the People’s Bank of China adjusts the loan interest rate determining method, the related rules set by the People’s Bank of China shall be followed.

4.6	The settlement of interests for the financing fund under the Contract shall use the method (1) as follows:

(1)	The interests are settled once for all upon the granting of the financing fund;

(2)
After granting the financing fund, interest rate shall be on a daily basis (daily interest rate = annual interest rate/360) and interests shall be settled on a monthly (monthly/quarterly) basis. When the time for the financing fund expires, the interests shall be all settled with the principal; for details, see Accounts Receivable Transfer List. The monthly interest settlement shall be on the 20th day of each month; the quarterly interest settlement shall be on the 20th day of the last month (i.e. March, June, September, and December) of each quarter.

4.7
For the settlement of interest based on the method set forth in 4.6 (1), Party A shall deduct the fund’s interest upon granting the financing fund; for the settlement of interest based on the method set forth in 4.6 (2), Party B shall deposit the due interest into the factoring account prior to the date on which the interest rate is settled, and Party A shall directly collect the interest by deduction on the account. Upon the expiring date for the financing fund under the Contract, the unsettled interests shall be paid off with the principal.

Article V      Collection of Accounts Receivable

5.1	The accounts receivable under the Contract shall be collected with the following method (2); for details see Accounts Receivable Transfer List:

(1)	Party A shall be fully responsible for the management and collection;

(2)	Party B shall urge the customer for collection, prompting the customer to deposit the accounts receivable into the factoring account.

5.2
After receiving the full amount of the payments from the customer, Party A shall check the received accounts receivable with each corresponding financing fund; if the amount is correct, the financing fund which corresponds to the accounts receivable shall be cancelled off from the Accounts Receivable Transfer List. Party A shall make prompt payment of any excessive factoring amount to Party B.

Article VI Conditions, Manner and Steps for Buy-back of Accounts Receivable

6.1	If Party B's false representation or guarantee has adverse effects on the payment of accounts receivable under this Contract, Party B shall conduct buy-back as Party A notices.

6.2	In addition to conditions in Paragraph 6.1, Party B shall also conduct buy-back as Party A notices for recourse factoring business engaged in the following conditions:

(1)	Due to goods loss or any other reasons, the Buyer raises objections to the payment of accounts receivable under this Contract, thus rejecting to pay all or part of accounts receivable;

(2)
On the due date of factoring financing, Party A does not receive payment from the Buyer, or payment from the Buyer is not enough to cover financing principal, interest, default interest and relevant costs;

(3)	Due accounts receivable financing as announced by Party A when there is a breach as agreed in Article Ⅸ of this Contract.

6.3	In addition to conditions in Paragraph 6.1, Party B shall also conduct buy-back as Party A notices for non-recourse factoring business engaged in the following conditions:

(1)
Due to goods loss or any reasons other than finance or credit, the Buyer raises objections to the payment of accounts receivable under this Contract, thus rejecting to pay all or part of accounts receivable;

(2)
Due to trade disputes (including but not limited to, disputes related to quality, technique and service), debt disputes and debt recourse between Party B and the Buyer or between Party B and other debtors, the Buyer fails to pay the accounts receivable to Party A within the period under the purchase-and-sale or service contract;

(3)	After the signing of this Contract, Party A finds that the accounts receivable for nonrecourse factoring do not meet conditions agreed under this Contract.

6.4
Party B shall, within 3 days after receiving the written notice from Party A requesting buy-back of the accounts receivable, buy back the remain accounts receivable as required in the notice; if Party B buys back all of the accounts receivable, Party A and Party B shall sign written documents for the confirmation of buy-back of the accounts receivable, and this Contract shall terminate when the money has been credited into account.

Article VII    Party B's Rights and Obligations

7.1	Party B shall have the following rights and obligations under this Contract:

(1)	Party B shall have the right to require Party A to provide financing under this Contract;

(2)
Party B shall pay fees of factoring business, interest of factoring financing, overdue default interest and relevant costs under this Contract, and shall fulfill the buy-back obligation under this Contract;

(3)
Party B shall agree with the Buyer upon the way (remittance, for example) in which the Buyer will have the received payment of the accounts receivable directly sent to the factoring account; when bills are used as the settlement method through which the received payment of the accounts receivable can not be directly sent to the factoring account, Party B shall guarantee to send the received payment to the factoring account in time;

(4)
Party B shall fully cooperate when Party A makes a survey about Party B's production, business and finance conditions, and shall provide accounting and financial statements and other data in time as Party A requires;

(5)	Party B shall provide the necessary assistance when Party A takes payment collection measures or proceedings upon the Buyer;

(6)
Party B shall provide satisfactory warrants for the fulfillment of its obligations under this Contract as Party A requires. If the warrant Party B provides is the maximum warrant, the name and code of the Maximum Security Contract are                                          (Code:                                      ).

(7)	Party B shall notify Party A and provide related information within 5 days after the occurrence of the following events:

●	Any breach events;

●	Anticipated breach events or any events that may cause damages to Party A's rights under this Contract;

●	Litigation, arbitration or claims of any form related to an amount over RMB or other currencies of equivalent value, requested by any debtees;

●
Changes of enterprise name, residence, registered capital, business scope and type of company, revision of company's policies, joint-stock reformation, contracting, leasing, merger, separation, joint venture or cooperation with foreign investors, significant financial changes or equity changes and other important events;

(8)
If the Buyer or any third party provides a warrant of any form for Party B's accounts receivable, Party B shall transfer the transferrable part to Party A, and for the non-transferrable part, shall assist Party A in recourse when Party A requires;

(9)	Except for the accounts receivable and related rights transferred to Party A, Party B shall continue fulfilling other obligations under the purchase-and-sale or service contract;

(10)
After this Contract comes into effect, Party B shall neither sign any agreement or document that may harm Party A's benefits under this Contract, nor conduct any actions that may harm Party A's benefits.

7.2
In addition to provisions in Paragraph 7.1, Party B shall be responsible for the final payment of funds under the recourse factoring business; even if the accounts receivable can not be collected in due time and full amount for any reasons, Party A can still exercise and achieve recourse right from Party B.

Article VIII     Party A's Rights and Obligations

8.1	Party A shall have the following rights and obligations under this Contract:

(1)	From the date this Contract becomes effect, the claims of the accounts receivable are transferred to Party A, and Party A shall enjoy all the rights related to the accounts receivable;

(2)
In the event that Party B does not conduct buy-back obligation, Party A shall have the right to conduct compensation and recourse, namely to directly reduce the due bought-back accounts from an account Party B has set in Party A or in other ICBC branches, or conduct recourse on the due payment;

(3)
Party A shall have the right to obtain the original invoices of the accounts receivable Party B keeps under this Contract, and to keep them till the fund principal and its interest under this Contract are fully paid back; after the fund principal and its interest under this Contract are fully paid back, Party A shall return the original invoices of the accounts receivable to Party B;

(4)	Party A shall provide fund and other service to Party B under this Contract;

(5)	Party A shall keep confidential all information Party B provides related to debt, finance, production and business, unless otherwise specified under this Contract or by laws;

8.2	In addition to 8.1, under the recourse factoring business, Party A shall have the following rights:

(1)
Before the factoring fund principal and its interest are fully paid back, and if Party B does not pay back the fund and relevant costs to Party A under this Contract, Party A has the right to reduce the fund, factoring fees, fund interest, overdue default interest and relevant costs directly from the factoring account;

(2)	Party A has the right to know, inspect and supervise the plan conducting and financial conditions of Party B's production and business management;

(3)
On the financing due date, if the payment received by Party A is not enough to cover financing principal, interest, default interest and relevant costs, Party A has the right to decide by itself whether to conduct recourse from the Buyer; Party A's decision to conduct recourse from the Buyer shall not affect Party B's buy-back obligation; however, if Party A has got part or all of the goods payment from the Buyer, Party B's buy-back amount shall be reduced accordingly; Party A shall pay factoring balance (if any) to Party B in time.

8.3	In addition to 8.1, Party A shall also enjoy the following rights under the non-recourse factoring business:

(1)
When the Buyer fails to pay the accounts receivable in due time continuously for over twice (included), Party A has the right to stop the factoring business for the accounts receivable due from the Buyer to Party B under this Contract.

(2)

Article IX Breach and Responsibilities

9.1
General rule: Should either Party break any provision under this Contract, it will be regarded as a breach of the Contract, and the Party in breach shall bear its responsibilities for breach according to laws or this Contract.

9.2	Under any of the following conditions, Party B shall be in breach:

(1)	Party B fails to fulfill its obligations under this Contract or break its statement, warranty or promise made under this Contract;

(2)	Cross breach events, including any of the following situations;

●	Party B has any other debt over Yuan which need be paid and is announced as receivable before the specified due date;

●	Party B has any other debt which can not be paid on the specified due date;

●
Any other debtee obtain the ownership of all or part of Party B's business or assets, or any decisions or judgments about Party B's any assets are subject to enforcement, thus substantially harming Party B's ability to fulfill the obligations under this Contract;

(3)	Anticipated breach events, include any of the following situations:

●
Party B stops or possibly stops running its business or any key part of its business, or Party B disposes all or part of its business or assets, thus substantially harming Party B's ability to fulfill the obligations under this Contract;

●	Party B has material adverse changes in its production, business or financial conditions, or in its ability to fulfill the obligations under this Contract;

●
Party B causes responsible accidents due to the violation to relevant laws and regulations about food security, safe production, environment protection, etc., supervision regulations or industrial standards, thus substantially harming Party B's ability to fulfill the obligations under this Contract;

●	Party B is involved or probably involved in great economic disputes, or has its assets seized or enforced, thus substantially harming Party B's ability to fulfill the obligations under this Contract;

●	Warrant under this Contract suffers from changes against Party A, and Party B does not provide other warrant as Party A requires;

●
Party B will or possibly will substantially harm its ability to fulfill the obligations under this Contract or substantially harm Party A's rights under the following conditions: Party B or its related party is subject to legal investigation or penalties by judicial departments or administrative law-executing departments (such as taxation, industrial and commercial bureau) or administrative management departments; the controlling/controlled relationship between Party B and its related party changes; Party B's related party is involved or probably involved in great economic disputes, proceedings or arbitration; Party B's major investors or key managers are changed unusually, under legal investigation or confined for being suspects of criminal actions by judicial departments; Party B's related party suffers from other events that may have adverse effects on Party B.

●
Party B transacts factoring business with notes and accounts receivable without real trade support through false contracts between Party B and its related party, to cheat Party A out of fund or credit extension, or Party B evades Party A's credit rights intentionally through related trades;

(4)	In addition to conditions in 9.2 (3), anticipated breach events under recourse factoring business, also include any of the following situations:

●	Party B or the Buyer has such bad actions as overdue, advances and evasion of interest upon credit business with Party A;

●	The bad debt rate of the accounts receivable due from the Buyer to Party B is increased in two continuous months;

●	The unpaid accounts receivable due from the Buyer to Party B accounts for over 5% of the remain accounts receivable due from the Buyer;

●	Party B has failed to buy back the accounts receivable in due time and amount continuously for over twice;

●	Any other situations that may harm or probably harm Party B's fulfillment of the obligations under this Contract;

9.3	In any breach event above, Party A has the right to take one or more of the following measures:

(1)	To demand Party B to correct the breach actions within a certain period;

(2)	To stop the factoring business for Party B;

(3)	To announce that the finished factoring business is due instantly, and demand Party B to immediately buy back the unpaid accounts receivable;

(4)	To reduce a certain amount of payment from an account Party B has set in Party A or in other ICBC branches, to pay all fund principal, its interest and other accounts payable;

(5)	To ask Party B to add a legal, effective and moderate warrant acceptable for Party A;

(6)	To ask for the repayment of the accounts receivable directly from the Buyer in due date;

(7)	Other necessary measures as is ruled by relevant laws and regulations, this Contract or Party A's request;

9.4
If Party B fails to pay back the fund principal and its interest (including those announced in advance due) under this Contract for recourse factoring business, or if Party B fails to buy back the accounts receivable under this Contract for nonrecourse factoring business, Party A has the right to ask for default interest at the rate adding 30% (30%-50%) to the original fund interest rate from the overdue day, and to ask for compound interest for the overdue interest at the rate of default interest specified in this paragraph.

9.5
If Party B uses the fund for the purpose other than that under this Contract, Party A has the right to ask for default interest at the rate adding 50% (50%-100%) to the original fund interest rate from the diverting day, and to ask for compound interest for the overdue interest during the fund diverting day at the rate of default interest specified in this paragraph.

9.6
In order to realize the credit rights under this Contract, Party A has the right to reduce proper accounts for payment from a domestic/foreign currency account Party B has set in Party A or in other ICBC branches. If the reduced accounts are in currency different from that of this Contract, follow the exchange rate applied by Party A on the day of reduction for conversion. Party B shall pay the interest and other costs incurred as well as the imbalance resulting from exchange rate changes during the period from the day of reduction to day of payment (the day when Party A converts the reduced payment into the currency of this Contract according to the national foreign exchange management policies and really pays off Party B's debts).

Article X  Miscellaneous

10.1
Party A shall record the capitals, interests, costs and any other funds that should be paid by Party B under this contract and the payment collection from buyer in Party A’s internal financial books; the above-mentioned record and the receipts and documents being raised and kept during the business process between Party A and Party B constitute the valid evidences with respect to the performance under this contract between Party A and Party B.

10.2	Without the prior written consent of Party A, Party B should not transfer any right and obligation under this contract to any third Party.

10.3	Party A can transfer the entire or a portion of rights under this contract to a third Party.

10.4
Party A’s failure or delay performance of any right or decision-making power under this contract shall not be deemed as a waiver of such right or decision-making power; any single or partial performance of the above-mentioned right or decision-making power shall not hinder Party A’s further performance of this right or decision-making power. Any right and relief measure agreed in this contract is accumulated with no exception of any other rights and relief measures provided for by law.

10.5
Party A is entitled to provide relevant information of this contract and other relevant information of Party B to the Credit Reference Center of the People’s Bank of China and other credit information databases set up by law according to requirements of relevant laws and regulations or financial regulators, for properly qualified organizations and individual to inquire and use. For the formation and fulfillment of this contract, Party A also has the right to inquire relevant information of Party B through the Credit Reference Center of the People’s Bank of China and other credit information database set up by law.

10.6
Party A shall notify the matters about the transfer of creditor’s rights of account receivable to buyer in writing, and Party A can directly submit the written notice to buyer without consent of Party B.

Article XI     Dispute Resolution

11.1
Formation, validity, explanation, performance and dispute resolution of this contract apply to laws of the People’s Republic of China. During performance of this contract, with respect to all the disputes and controversies arising from or relevant to this contract, both Parties involved should resolve the disputes by negotiation at first; if the negotiation fails, resolve the disputes and controversies according to the following method (2):

(1)
Submit disputes to   /   arbitration committee, and conduct the arbitration at  / (Seat of arbitration) according to the valid arbitration rules when arbitration application is submitted. The arbitration award is final and binding on both Parties.

(2)	Resolved by lawsuit through the court of Party A’s area.

Article XII   Contract Validation, Change, Dissolution and Termination

12.1	This contract is valid from the date of signature and shall terminate till the day Party B fulfills all the obligations under this contract.

12.2
Unless otherwise specified in the contract, once become valid, either Party shall unilaterally change or terminate this contract; any modification or change of this contract is subject to consensus and written agreement between Party A and Party B.

12.3
If the entire or parts of provisions are not in accordance with requirements of the national laws, regulations and policies due to changes of national laws, regulations and policies, Party A and Party B should negotiate timely and modify the relevant provisions soon.

12.4	Any invalid or unenforceable provision of this contract shall not affect the effectiveness and enforceability of other provisions, neither the validity of the whole contract.

12.5
Change and termination of this contract shall not affect contracting parties’ rights to require loss compensation. Termination of this contract shall not affect the validity of provisions relevant to dispute resolution under this contract.

Article XIII       Supplementary Provisions

13.1
Unless otherwise specified in the context, under this contract: (1) this contract and its appendix, and any change, modification or supplementary documents of this contract shall be included as long as this contract is referred to; (2) any provision, article and appendix mentioned herein only means provisions, articles and appendix under this contract; (3) The contract headings herein are provided for convenient reference only, and shall not be any explanation to this contract and place restrictions on the contents below it.

13.2	Any appendix, supplement, modification and change which has the same legal effect as the contract is an integral part of this contract.

13.3
Words mentioned in this contract such as “affiliated parties”, “relationship of affiliated parties”, “affiliated parties transactions”, “main individual investors” and “key managers” have the same meanings as the same words in Accounting Standards for Business Enterprises No.36 – Disclosure of Affiliated Parties (Accounting [2006] No.3) issued by Ministry of Finance and its modification thereafter.

13.4	Appendix under this Contract includes: Account Receivable Transfer List.

13.5	Any other issues unmentioned in this Contract shall be negotiated by Party A and Party B or executed according to relevant rules of national laws and regulations.

13.6	Originals of the Contract which have the same legal effect are in duplicate, one for Party B, and one for Party A.

Party A: (Official seal)

Shishi Branch of the Industrial and Commercial Bank of China Ltd. (Seal)

Principal (authorized) representative: (Signature)

Wencong Zhuang (Seal and signature)

Party B: (Official seal)

Guanke (Fujian) Electron Technological Industry Co Ltd (Seal)

Principal (authorized) representative: (Signature)

Tin Man Or (Seal and signature)

Date of signature: December 15, 2009.

Appendix 2:
Accounts Receivable Transfer List

According to Party B’s application for factoring business of recourse (repurchase) [recourse (repurchase)/non-recourse (outright purchase)], after approved by both Parties, Party B transfers the account receivable debt and other relevant rights formed with buyer to Party A, and Party A provides Party B with the factoring financing worthy of RMB 10,000,000.00 Yuan (RMB TEN MILLION YUAN ONLY), by mutual consultation, the following agreements are made with respect to relevant matters of this Account Receivable Assigned List (hereinafter referred to as list):

Ⅰ.       This list, together with Factoring Contract for Domestic Trade and other appendixes constitute this complete Contract with binding force on both Parties.

Ⅱ.      When applied to this list, the provisions and terms agreed in Factoring Contract for Domestic Trade by both Parties shall remain to have the same meanings.

Ⅲ.     Any other issues unmentioned in this list shall comply with provisions of Factoring Contract for Domestic Trade agreed by both Parties.

Ⅳ.  When there are too many account receivable invoices under provisions of this list, sheets which have the same legal effect as this list after being affixed the official seals of both Parties can be attached.

Ⅴ.      This list is valid from the date of affixture of both Parties’ official seals and signatures and seals of the legal representatives or authorized representatives or principals, till the date that Party A recovers all the financing capitals and interests and relevant costs granted under Factoring Contract for Domestic Trade.

Guanke (Fujian) Electron Technological Industry Co Ltd (Seal)
Tin Man Or (Seal and signature)

Accounts Receivable Transfer List

Unit: RMB Yuan
No.	Full Name of Purchaser	Accounts Receivable Invoice No.	Accounts Receivable Invoice Actual Amount	Accounts Receivable Payment Due Date	Financed Factoring Amount	After issuing Financed Factoring	Maturity of Financed Factoring	Lending Rate (%)	Interest Settling Method	Accounts Receivable Collection Method	Handling Fee Amount
1	Fujian Shishi Yulong International Trade Co., Ltd.	No.00340440-00340458	13306505.00	20090519	10,000,000	December 15, 2009	June 6, 2010	3.2114%	Per month	Collected by Party B	30,000.00
2
Total amount of the financing fund					10,000,000	Total handling fee

Note:
1.Accounts Receivable Payment Due Date is the account collection date that was contracted under purchase and sales or service contract by the two Parties under this list, and the form is XXXX Year XX Month XX Date;
2.The form of Financed Factoring issuing date and due date is XXXX Year XX Month XX Date;
3.Collecting of Accounts Receivable is either by Party B or Party A.
4.Interest settlement shall be in a one-off payment, or payment on a daily, monthly or quarterly basis.

Party A (Official Seal): Shishi Branch of The Industrial and Commercial Bank of China Ltd. (Seal)	Party B (Stamp for Contract or Official Seal): Guanke (Fujian) Electron Technological Industry Co., Ltd (Seal)
Legal Representative (Signature): Wencong Zhuang (Seal and signature)	Legal Representative (Signature): Tin Man Or (Seal and signature)
(Authorized Agent)	(Or Person in Charge)

F-1 Exhibits update / Sept 1 2010

Appendix 1: (Credit Loan)

This Appendix is the agreed term of the thirteenth clause “Other things agreed by both Parties” under Factoring Contract for Domestic Trade with the contract No. of 2009 (Shishi) No. 0532 signed on Dec 15th 2009:

I.	The borrower shall report external guarantee situation to the lender regularly, and promise that the information and external guarantee amount provided to the lender is full, true and accurate.

II.
The borrower shall report every loan purpose to the lender faithfully, and promise that the loan borrowed from the lender would not flow to stock market and forward market, and it shall be used for equity capital investment without breaching any relevant state provision.

III.
In event of any cases as below within the credit period, the lender has the right to bring forward the due time of loan, stop to issue the unissued loan, and ask the borrower to return part or full of the issued loan ahead of time, or ask the borrower to provide lawful and effective guarantee recognized by the lender:

1.
The borrower set up mortgage (impawn) for others or provide a loan to others through his own effective operating asset which result in loaning risk increase for the lender without previous written consent of the lender

2.
The index of credit rate, profitability, asset-liability ratio and operating activities cash flow etc. of the borrower do not meet the conditions of credit for borrower, or there is substantial change to his operation, production and financial condition, which will have significant negative affect to the lender’s loan safety.

IV.	Others

1._________________________________________________________________________________________

__________________________________________________________________________________________

2._________________________________________________________________________________________

__________________________________________________________________________________________

F-1 Exhibits update / Sept 1 2010

3._________________________________________________________________________________________

__________________________________________________________________________________________

Party A (Official Seal):	Party B (Official Seal):
Shishi Branch of The Industrial and Commercial Bank of China Ltd. (Seal)	Guanke (Fujian) Electron Technological Industry Co., Ltd (Seal)

Legal Representative (Or Authorized Agent):	Legal Representative (or Person in Charge)
Wencong Zhuang (Seal and signature)	(Or Authorized Agent):
Tin Man Or (Seal and signature)

Date:	Date: 15th Dec. 2009